Exhibit 10.2
Stock Sale Agreement

                              STOCK SALE AGREEMENT

         1. Introduction. This Agreement is made June 12, 2006 between Donald Hill (Seller), and Kaniksu Financial Services, LLC (Buyer). This Agreement provides for the immediate sale of 4,900,000 shares of Senior Optician Service, Inc. common stock.

         2. Sale and Purchase of Stock. Seller will sell to Buyer 4,900,000 common shares of the issued and outstanding capital stock of Senior Optician Service, Inc. (the "Purchase Shares") free of all liens and encumbrances. The 4,900,000 shares are owned by Donald Hill.

         3. Purchase Price. The purchase price is Five Thousand dollars ($5,000.00).

         4. Payment of the Purchase Price. The entire purchase price will be paid to Seller on the closing date.

         5. Seller's Representations and Warranties. To induce Buyer to purchase his stock, Seller jointly and severally represents and warrants the following:

                  a. Stock Properly Issued. The shares have been properly issued and are fully paid and nonassessable.

                  b. Shares Free of Liens or Encumbrances. Seller's shares are free of any liens, encumbrances, or agreements of any kind, including stockholders' agreements or voting trusts.

         6.   Representations  to  Survive  Closing.   The  representations  and
warranties contained in Paragraphs 5 will survive the closing.

         7. Documents to Be Delivered to Buyer at Closing. At the closing, Seller will deliver to Buyer the following:

                  a. Stock Certificates. One certificate representing 5,000,000 shares of Corporation's capital stock, indorsed for transfer in blank, of which 4,900,000 are the subject of the stock sale. The 100,000 share balance will be issued in the name of Donald Hill.

         8. Time and Place of Closing. The closing will take place on June 12, 2006.



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         9. Agreement Binding.  This Agreement is binding upon and will inure to the benefit of the parties' heirs, executors, administrators, representatives, successors, and assigns.

         10. Applicable Law. This Agreement will be construed in accordance with the laws of Washington.


Seller:                                          Buyer:
                                                 Kaniksu Financial Services, LLC

 /s/ Donald Hill                                  /s/ Gregory M. Wilson
-------------------------------                  -------------------------------
Donald Hill                                      By: Gregory M. Wilson
                                                 Title: Member Mgr.

 /s/ Sandra Hill
-------------------------------
Sandra Hill